(n)(1)

TENTH AMENDED AND RESTATED MULTIPLE CLASS PLAN

PURSUANT TO RULE 18f-3

FOR

VOYA SEPARATE PORTFOLIOS TRUST

I.Introduction

VOYA SEPARATE PORTFOLIOS TRUST (the "Trust"), on behalf of its series listed on Schedule A attached hereto, as such schedule may be amended from time to time to add additional series, (referred to herein collectively as the "Funds" and each individually as a "Fund"), hereby adopts this Multiple Class Plan (the "Plan") pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended (the "1940 Act").

II.Multiple Class Structure

Each of the Funds continuously offers the classes of shares indicated by the Fund's name on Schedule A.

Shares of each class of a Fund shall represent an equal pro rata interest in such Fund and, generally, shall have identical voting, dividend, liquidation, and other rights, preferences, powers, restrictions, limitations, qualifications and terms and conditions, except that:

(a) each class shall have a different designation; (b) each class shall bear any Class Expenses, as defined in Section C below; and (c) each class shall have exclusive voting rights on any matter submitted to shareholders that relates solely to its distribution arrangement and each class shall have separate voting rights on any matter submitted to shareholders in which the interests of one class differ from the interests of any other class. In addition, Class A, Class I, Class P, Class R, Class R6, Class SMA, Class T, and Class W shares shall have the features described below.

A.Sales Charge Structure

(1)Class A Shares. Class A shares of a Fund shall be offered at net asset value plus an initial sales charge. The front-end sales charge shall be in such amount as is disclosed in the Funds' prospectus or supplements thereto and shall be subject to reductions for larger purchases and such waivers or reductions as are disclosed in the Funds' current prospectus or supplements thereto. Class A shares generally shall not be subject to a contingent deferred sales charge ("CDSC"); however, a CDSC in such amount as may be described in the Funds' current prospectus or supplements thereto may be imposed on redemptions of Class A shares acquired in a purchase of over five hundred thousand dollars that are redeemed within a specified number of months of their purchase, as described in the Funds' prospectus or supplements thereto. Additional CDSCs may be imposed in such other cases as the Board of Trustees (the

"Board") may approve and as are disclosed in the Funds' current prospectus or supplements thereto.

(2)Class I Shares. Class I shares may be offered to certain institutional investors and individuals, and to certain investors holding Fund investments through omnibus accounts in the name of their financial intermediaries, as indicated in the Funds' current prospectus or supplements thereto, at the then-current net asset value without the imposition of an initial sales charge or a CDSC. A minimum initial investment for Class I shares is imposed as described in the Funds' current prospectus or supplements thereto.

(3)Class P Shares. Class P shares shall be offered without the imposition of a sales charge at the time of purchase and are not subject to a CDSC.

(4)Class R Shares. Class R shares of a Fund shall be offered at net asset value without the imposition of a sales charge at the time of purchase. Class R shares shall not be subject to a CDSC. Class R shares do not automatically convert to Class A shares.

(5)Class R6 Shares. Class R6 shares shall be offered to certain investors, as indicated in the Funds' current prospectus or supplements thereto, at the then-current net asset value without the imposition of an initial sales charge or a CDSC. A minimum initial investment for Class R6 shares is imposed as described in the Funds' current prospectus or supplements thereto.

(6)Class SMA Shares. Class SMA shares shall be offered without the imposition of a sales charge at the time of purchase and are not subject to a CDSC.

(7)Class T Shares. Class T shares of a Fund shall be offered at net asset value plus an initial sales charge. The front-end sales charge shall be in such amount as is disclosed in the Funds' prospectus or supplements thereto and shall be subject to reductions and/or waivers as disclosed in the Funds' current prospectus or supplements thereto. Class T shares generally shall not be subject to a CDSC.

(8)Class W Shares. Class W shares may be offered to certain institutional investors, including wrap program sponsors, as indicated in the Funds' current prospectus or supplements thereto, at the then-current net asset value without the imposition of an initial sales charge or a CDSC. A minimum initial investment for Class W shares is imposed as described in the Funds' current prospectus or supplements thereto.

B.Service and Distribution Plans

Each Fund has adopted a 12b-1 plan for each class of shares of that Fund (other than Class I, Class P, Class R, Class R6, Class SMA, and Class W shares) with the terms contained in Schedule B attached hereto. For purposes of this agreement and the information contained in Schedule B hereto, distribution and service activities are defined as follows:

(1)The term "distribution activities" shall include services rendered by the underwriter of the shares of a Fund (the "Underwriter") in connection with any activities or expenses primarily intended to result in the sale of shares of a Fund, including, but not limited to, compensation to registered representatives or other employees of the Underwriter or to other broker- dealers that have entered into an Authorized Dealer Agreement with the Underwriter, compensation to and expenses of employees of the Underwriter who engage in or support distribution of the Funds' shares; telephone expenses; interest expense; printing of prospectuses and reports for other than existing shareholders; preparation, printing and distribution of sales literature and advertising materials; and profit and overhead on the foregoing.

(2)The term "service activities" shall mean activities in connection with the provision of personal, continuing services to investors in each Fund, excluding transfer agent and sub-transfer agent services for beneficial owners of shares of a Fund, aggregating and processing purchase and redemption orders, providing beneficial owners with account statements, processing dividend payments, providing sub-accounting services for Fund shares held beneficially, forwarding shareholder communications to beneficial owners and receiving, tabulating and transmitting proxies executed by beneficial owners; provided, however, that if the Financial Industry Regulatory Authority ("FINRA") adopts a definition of "service fee" for purposes of Section 2830 of the Conduct Rules that differs from the definition of "service activities" hereunder, or if FINRA adopts a related definition intended to define the same concept, the definition of "service activities" in this paragraph shall be automatically amended, without further action of the Board, to conform to such FINRA definition. Overhead and other expenses of the Underwriter related to its "service activities," including telephone and other communications expenses, may be included in the information regarding amounts expended for such activities.

C.Allocation of Income and Expenses

(1)The gross income of each Fund shall, generally, be allocated to each class on the basis of net assets. To the extent practicable, certain expenses (other than Class Expenses and Transfer Agency Expenses, each as defined below, which shall be allocated more specifically) shall be subtracted from the gross income on the basis of the net assets of each class of each Fund. These expenses include:

(a)Expenses incurred by the Trust (for example, fees of Trustees, auditors and legal counsel) not attributable to a particular Fund or to a particular class of shares of a Fund ("Trust Expenses"); and

(b)Expenses incurred by a Fund not attributable to any particular class of the Fund's shares (for example, advisory fees, custodial fees, or other expenses relating to the management of the Fund's assets)

("Fund Expenses").

(2)Expenses (other than Transfer Agency Expenses, as defined below) attributable to a particular class ("Class Expenses") shall be limited to:

(i)payments made pursuant to a 12b-1 plan; (ii) printing and postage expenses related to preparing and distributing materials such as shareholder reports, prospectuses and proxies to current shareholders of a specific class; (iii) Blue Sky registration fees incurred by a class; (iv) SEC registration fees incurred by a class; (v) the expense of administrative personnel and services to support the shareholders of a specific class; (vi) litigation or other legal expenses relating solely to one class; and (vii) Trustees' fees incurred as a result of issues relating to one class. Expenses in category (i) above must be allocated to the class for which such expenses are incurred. All other "Class Expenses" listed in categories (ii) through (vii) above may be allocated to a class but only if the President and Treasurer have determined, subject to Board approval or ratification, which of such categories of expenses will be treated as Class Expenses, consistent with applicable legal principles under the 1940 Act and the Internal Revenue Code of 1986, as amended.

Therefore, expenses of a Fund shall be apportioned to each class of shares depending on the nature of the expense item. Trust Expenses and Fund Expenses will be allocated among the classes of shares based on their relative net asset values. Approved Class Expenses shall be allocated to the particular class to which they are attributable.

In the event a particular expense is no longer reasonably allocable by class or to a particular class, it shall be treated as a Trust Expense or Fund Expense, and in the event a Trust Expense or Fund Expense becomes allocable at a different level, including as a Class Expense, it shall be so allocated, subject to compliance with Rule 18f-3 and to approval or ratification by the Board.

The initial determination of expenses that will be allocated as Class Expenses and any subsequent changes thereto shall be reviewed by the Board and approved by such Board and by a majority of the Trustees who are not "interested persons," as defined in the 1940 Act.

(3)Transfer agency fees and expenses, including any expenses of broker- dealers, sub-transfer agents and other third parties providing shareholder services to shareholders of a Fund ("Transfer Agency Expenses"), shall be allocated to each class of the Fund as set forth below:

(a)Transfer Agency Expenses, if any, attributable to Class I shares of a Fund shall be allocated exclusively to Class I shares of such Fund and shall be subtracted from the gross income of the Fund attributable to such Class I shares;

(b)Transfer Agency Expenses, if any, attributable to Class P shares of a Fund shall be allocated exclusively to Class P shares of such Fund and shall be subtracted from the gross income of the Fund attributable to such Class P shares;

(c)Transfer Agency Expenses, if any, attributable to Class R6 shares of a Fund shall be allocated exclusively to Class R6 shares of such Fund and shall be subtracted from the gross income of the Fund attributable to such Class R6 shares;

(d)Transfer Agency Expenses, if any, attributable to Class SMA shares of a Fund shall be allocated exclusively to Class SMA shares of such Fund and shall be subtracted from the gross income of the Fund attributable to such Class SMA shares; and

(e)Transfer Agency Expenses attributable to all other classes of a Fund shall be allocated to all classes of the Fund, other than Class I, Class P, Class R6, and Class SMA shares, on a pro rata basis in accordance with the relative net assets of each class of the Fund (other than Class I, Class P, Class R6, and Class SMA shares) in relation to the net assets of the Fund (excluding the net assets of the Fund attributable to Class I, Class P, Class R6, and Class SMA shares) and shall be subtracted from the gross income attributable to each such class of the Fund.

(4)Fund Expenses may be waived and/or reimbursed in different amounts for different classes provided that: (1) one class does not subsidize the Fund Expenses (including advisory fees) of any other class; and (2) any such waivers comply with procedures adopted by the Funds to guard against cross-subsidization of Fund-level fees between classes.

D.Exchange Privileges

Shares of one class of a Fund (other than Class T shares) may be exchanged for shares of that same class of any other Voya fund without payment of any additional front-end sales charge, except as provided below, and except that a CDSC that was applicable to the original Voya fund being held by the shareholder shall continue to apply to the investment in the Voya fund into which the shareholder has exchanged. Class T shares of a Fund are not eligible for exchange into shares of any other Voya Fund. If a shareholder exchanges into Voya Senior Income Fund and subsequently offers his common shares for repurchase by that fund, the CDSC will apply from the original Voya fund from which he or she exchanged. A sales charge, equal to the excess, if any, of the sales charge rate applicable to the shares being acquired over the sales charge rate previously paid, may be assessed on exchanges from the Fund. If a shareholder exchanges and subsequently redeems his or her shares, any applicable CDSC will be based on the full period of the share ownership.

A shareholder may exchange shares of a class of any Fund (other than Class T shares) for shares of a different class of the same Fund, which the shareholder is eligible to purchase, as disclosed in the Fund's current prospectus or supplements thereto and subject to the discretion of Voya Investments Distributor, LLC to permit or reject such an exchange; provided that shares that are subject to a CDSC may not be exchanged for Class T shares until the CDSC period has expired. Class T shares of a Fund are not eligible for exchange into shares of any other class of the same Fund.

E.Waiver or Reimbursement of Expenses

Expenses may be waived or reimbursed by any adviser, by the Underwriter or any other provider of services to the Funds without the prior approval of the Board.

III.Board Review

A.Approval of Amendments

The Plan may not be amended materially unless the Board, including a majority of the Trustees who are not "interested persons" of the Funds and the Trust as defined in the 1940 Act, have found that the proposed amendment, including any proposed related expense allocation, is in the best interests of each class individually and the Fund as a whole. Such finding shall be based on information requested by the Board and furnished to them which the Board then deems reasonably necessary to evaluate the proposed amendment. Said amendments may be approved at an in person or telephonic meeting of the Board or by a written instrument signed by a majority of the Trustees who are not "interested persons" of the Funds as defined in the 1940 Act.

B.Quarterly and Annual Reports

The Board, including the Independent Trustees, shall receive quarterly and annual statements concerning all allocated distribution and servicing expenditures complying with paragraph (b)(3)(ii) of Rule 12b-1 of the 1940 Act, as it may be amended from time to time. In the statements, only expenditures properly attributable to the sale or servicing of a particular class of shares will be used to justify any distribution or servicing fee or other expenses charged to that class.

Expenditures not related to the sale or servicing of a particular class shall not be presented to the Board to justify any fee attributable to that class.

IV. Miscellaneous

A.Limitation of Liability

The Board and the shareholders of each Fund shall not be liable for any obligations of the Trust or any Fund under this Plan, and the Underwriter or any other person, in asserting any rights or claims under this Plan, shall look only to the assets and property of the Trust or such Funds in settlement of such right or claim, and not to such Trustees or shareholders.

Last Approved: March 18, 2020

Last Amended: March 18, 2020 to adjust provision III. B, Quarterly and Annual Reports.

AMENDED SCHEDULE A

to the

TENTH AMENDED AND RESTATED MULTIPLE CLASS PLAN

PURSUANT TO RULE 18f-3

for

VOYA SEPARATE PORTFOLIOS TRUST

Funds				Classes of Shares
	A	I	P	R	R6	SMA	T	W
Voya Emerging Markets Corporate Debt	N/A	√	√	N/A	N/A	N/A	N/A	N/A
Fund

Voya Emerging Markets Hard Currency	√	√	√	N/A	N/A	N/A	√	√
Debt Fund

Voya Emerging Markets Local Currency	N/A	√	√	N/A	N/A	N/A	N/A	N/A
Debt Fund

Voya Investment Grade Credit Fund	√	√	√	N/A	√	√	√	√

Voya Securitized Credit Fund	√	√	√	N/A	√	N/A	√	√

Voya Target In-Retirement Fund	√	√	N/A	√	√	N/A	√	N/A

Voya Target Retirement 2020 Fund	√	√	N/A	√	√	N/A	√	N/A

Voya Target Retirement 2025 Fund	√	√	N/A	√	√	N/A	√	N/A

Voya Target Retirement 2030 Fund	√	√	N/A	√	√	N/A	√	N/A

Voya Target Retirement 2035 Fund	√	√	N/A	√	√	N/A	√	N/A

Voya Target Retirement 2040 Fund	√	√	N/A	√	√	N/A	√	N/A

Voya Target Retirement 2045 Fund	√	√	N/A	√	√	N/A	√	N/A

Voya Target Retirement 2050 Fund	√	√	N/A	√	√	N/A	√	N/A

Voya Target Retirement 2055 Fund	√	√	N/A	√	√	N/A	√	N/A

Voya Target Retirement 2060 Fund	√	√	N/A	√	√	N/A	√	N/A

Voya Target Retirement 2065 Fund	√	√	N/A	√	√	N/A	√	N/A

Schedules A and B Last Amended: May 11, 2020 to add Class R6 shares to Voya Securitized Credit Fund.

AMENDED SCHEDULE B

to the

TENTH AMENDED AND RESTATED MULTIPLE CLASS PLAN

PURSUANT TO RULE 18f-3

for

VOYA SEPARATE PORTFOLIOS TRUST

12b-1 Distribution and Service Fees

Paid Each Year by the Funds

(as a percentage of average net assets)

Funds				Classes of Shares
	A	I	P	R	R6	SMA	T	W
Voya Emerging Markets Corporate Debt	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fund

Voya Emerging Markets Hard Currency	0.25%	N/A	N/A	N/A	N/A	N/A	0.25%	N/A
Debt Fund

Voya Emerging Markets Local Currency	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Debt Fund

Voya Investment Grade Credit Fund	0.25%	N/A	N/A	N/A	N/A	N/A	0.25%	N/A

Voya Securitized Credit Fund	0.25%	N/A	N/A	N/A	N/A	N/A	0.25%	N/A

Voya Target In-Retirement Fund	0.25%	N/A	N/A	0.50%	N/A	N/A	0.25%	N/A

Voya Target Retirement 2020 Fund	0.25%	N/A	N/A	0.50%	N/A	N/A	0.25%	N/A

Voya Target Retirement 2025 Fund	0.25%	N/A	N/A	0.50%	N/A	N/A	0.25%	N/A

Voya Target Retirement 2030 Fund	0.25%	N/A	N/A	0.50%	N/A	N/A	0.25%	N/A

Voya Target Retirement 2035 Fund	0.25%	N/A	N/A	0.50%	N/A	N/A	0.25%	N/A

Voya Target Retirement 2040 Fund	0.25%	N/A	N/A	0.50%	N/A	N/A	0.25%	N/A

Voya Target Retirement 2045 Fund	0.25%	N/A	N/A	0.50%	N/A	N/A	0.25%	N/A

Voya Target Retirement 2050 Fund	0.25%	N/A	N/A	0.50%	N/A	N/A	0.25%	N/A

Voya Target Retirement 2055 Fund	0.25%	N/A	N/A	0.50%	N/A	N/A	0.25%	N/A

Voya Target Retirement 2060 Fund	0.25%	N/A	N/A	0.50%	N/A	N/A	0.25%	N/A

Voya Target Retirement 2065 Fund	0.25%	N/A	N/A	0.50%	N/A	N/A	0.25%	N/A

Schedules A and B Last Amended: May 11, 2020 to add Class R6 shares to Voya

Securitized Credit Fund.